Exhibit 3.(I)
                                STATE OF COLORADO

                                  DEPARTMENT OF
                                      STATE


                                   CERTIFICATE

                 I, DONETTA DAVIDSON, SECRETARY OF THE STATE OF

                                    COLORADO

                              HEREBY CERTIFY THAT

                     ACCORDING TO THE RECORDS OF THIS OFFICE

                         DESTINY MEDIA TECHNOLOGIES INC.
                             (COLORADO CORPORATION)


FILE # 19981153867 WAS FILED IN THIS OFFICE ON August 24, 1998 AND HAS COMPLIED WITH THE APPLICABLE PROVISIONS OF THE LAWS OF THE STATE OF COLORADO AND ON THIS DATE IS IN GOOD STANDING AND AUTHORIZED AND COMPETENT TO TRANSACT BUSINESS OR TO CONDUCT ITS AFFAIRS WITHIN THIS STATE.

Dated: November 15, 1999




                              /s/ Donetta Davidson
                              --------------------
                               SECRETARY OF STATE

                           Mail to: Secretary of State
                              Corporations Section
                            1560 Broadway, Suits 200
                                Denver, CO 80202
                                 (303) 824-2251
                               Fax (303) 894-2242
MUST BE TYPED
FILING FEE: $23.00
MUST SUBMIT TWO COPIES

Please include a typed
self-addressed envelope
                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION

Pursuant to the provisions of the Colorado Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST:        The name of the corporation is     Euro Industries Ltd.

SECOND: The following amendment to the Articles of incorporation was adopted on Oct 12, 1999, as prescribed by the Colorado Business Corporation Act, in the manner marked with an X below:

       No shares have been issued or Directors Elected - Action by Incorporators

       No shares move been issued but Directors Elected - Action by Directors

       Such amendment was adopted by the board of directors where shares have been issued.

X Such amendment was adopted by a vote of the shareholders The number of shares voted for the amendment was sufficient for approval.

See Exhibit A attached hereto and incorporated by reference.
If these amendments are to have a delayed effective date, Please list that date:
                                                            Not Applicable
            (Not to exceed ninety (90) days from the date of filing)

THIRD: The manner if not set forth in such amendment, in which any exchange, reclassification or cancellation of issued shares provided for in the amendment shall be effected, is as follows: Not Applicable

FOURTH: The manner In which such amendment effects a change In the amount of stated capital, and the amount of stated capital as changed by such amendment, is as follows: Not Applicable

                                            Euro Industries Ltd.
                                            By:                        Oct. 19
                                                     Its  President and CEO

                                    EXHIBIT A

                  (Attached to the Articles of Amendment to the
               Articles of Incorporation of Euro Industries Ltd.)


       The Articles of incorporation of Euro industries Ltd. are amended as follows:

       I. The First Article is amended in its entirety to read as follows:

       "FIRST: The name of the corporation is Destiny Media Technologies Inc."

                                                                 19981153867 C
                                                                        $50.00
                                                            SECRETARY OF STATE
                                                          08-24-1998  16:23:33
                            ARTICLES OF INCORPORATION
                                       OF

                              EURO INDUSTRIES LTD.


         The undersigned, who, if a natural person, is eighteen years of age or older, hereby establishes a corporation pursuant to the Colorado Business Corporation Act as amended and adopts the following Articles of incorporation:

         FIRST:  The name of the corporation is Euro Industries Ltd.

         SECOND: The corporation shall have and may exercise all of the rights, powers and privileges now or hereafter conferred upon corporations organized under the laws of Colorado. In addition, the corporation may do everything necessary, suitable or proper for the accomplishment of any of its corporation purposes. The corporation may conduct part or all of its business in any part of Colorado, the United States or the world and may hold, purchase, mortgage, lease and convey real and personal property in any of such places.

         THIRD: (a) The aggregate number of shares which the corporation shall have authority to issue is 100,000,000 shares of common stock. The shares of this class of common stock shall have unlimited voting rights and shall constitute the sole voting group of the corporation, except to the extent any additional voting group or groups may hereafter be established in accordance with the Colorado Business Corporation Act. The shares of this class shall also be entitled to receive the net assets of the corporation upon dissolution.

               (b) Each shareholder of record shall have one vote for each share of stock standing in his name on the books of the corporation and entitled to vote, except that in the election of directors each shareholder shall have as many votes for each share held by him as there are directors to be elected and for whose election the shareholder has a right to vote. Cumulative voting shall not be permitted in the election of directors or otherwise.


               (c) Unless otherwise ordered by a court of competent jurisdiction, at all meetings of shareholders a majority of the shires of a voting group entitled to vote at such meeting, represented in person or by proxy, shall constitute a quorum of that voting group.

         FOURTH: The number of directors of the corporation shall be fixed by the bylaws, or if the bylaws fail to fix such a number, then by resolution adopted from time to time by the board of directors. One director shall constitute the initial board of directors. The following person is elected to serve as the corporation's initial director until the first annual meeting of shareholders of until his successor is duly elected and qualified:

             Name                                           Address

         Carman Parente                                     204-3980 Inlet Cr.
                                                            North Vancouver
                                                            British Columbia
                                                            Canada V70 2P9


         FIFTH: The meet address of the initial registered office of the corporation is 1560 Broadway, Denver, Colorado. The name of the initial registered Agent of the corporation at such address is Corporation Service Company.

         SIXTH: The address of the initial principal office of the corporation is 204-3980 Inlet Cr., North Vancouver, British Columbia, Canada V7G 2P9.

         SEVENTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the corporation and the same are in furtherance of and not in limitation or exclusion of the powers conferred by laws.

               (a) Conflicting Interest Transactions. As used in this paragraph, "conflicting interest transaction" means any of the following: (i) a loan or other assistance by the corporation to a director of the corporation or to an entity in which a director of the corporation is a director or officer or has a financial interest; (ii) a guaranty by the corporation of an obligation of a director of the corporation or of an obligation of an entity in which a director of the corporation is a director or officer or has a financial interest; or
(iii) a contract or transaction between the corporation and a director of the corporation or between the corporation and an entity in which a director of the corporation is a director or officer or has a financial interest. To the full extent permitted by Colorado law, no conflicting interest transaction shall be void or voidable, be enjoined, be set aside, or give rise to an award of damages or other sanctions in a proceeding by a shareholder or by or in the right of the corporation, solely because the conflicting interest transaction involves a director of the corporation or in entity in which a director of the corporation is a director or officer or has a financial interest, or solely because the director is present at or participates In the meeting of the corporation's board of directors or of the committee of the board of directors which authorizes, approves or ratifies a conflicting interest transaction, or solely because the director's vote is counted for such purpose if; (A) the material facts as to the director's relationship or interest and as to the conflicting interest transaction are disclosed or are known to the board of directors or the committee, and the board of directors or committee in good faith authorizes, approves or ratifies the conflicting interest transaction by the


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

affirmative vote of a majority of the disinterested directors. even though the disinterested directors are less than a quorum., or (B) the material facts as to the director's relationship or interest and as to the conflicting interest transaction are disclosed or am known to the shareholders entitled to vote thereon, and the conflicting interest transaction is specifically authorized, approved or ratified in good faith by a vote of the shareholders, or (C) a conflicting interest transaction is fair as to the corporation as of the time it is authorized, approved or ratified in good faith by a vote of the shareholders; or (D) a conflicting interest transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the board of directors, a committee thereof, or the shareholders. Common or interested directors may be counted In determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes, approves or ratifies the conflicting interest transaction.


               (b) Indemnification. The corporation shall indemnify, to the maximum extent permitted by Colorado law, any person who is or was a director, officer, agent, fiduciary or employee of the corporation against any claim, liability or expense arising against or incurred by such person made party to a proceeding because he is or was a director, officer, agent, fiduciary or employee of the corporation or because he is or was serving another entity or employee benefit plan as a director, officer, partner, trustee, employee, fiduciary or agent at the corporation's request. The corporation shall further have the authority to the maximum extent permitted by Colorado law to purchase and maintain insurance providing such indemnification


               (c) Limitation on Director's Liability. No director of this corporation shall have any personal liability for monetary damages to the corporation or its shareholders for breach of his fiduciary duty as a director, except that this provision shall not eliminate or limit the personal liability of a director to the corporation or its shareholders for monetary damages for any breach, act, omission or transaction as to which the Colorado Business Corporation Act (as in effect from time to time) prohibits expressly the elimination or limitation of liability. Nothing contained herein will be construed to deprive any director of his right to all defenses ordinarily available to a director nor will anything herein be construed to deprive any director of any right he may have for contribution from any other director or other person.








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

         EIGHTH: The name and address of the incorporator is:

                    Scott M. Reed
                    1919 14th Street, Suite 330
                    Boulder, Colorado 80302

         DATED 24th day of August, 1998.


                                        /s/Scott M. Reed
                                        -----------------------
                                        Incorporator

         Corporation Service Company hereby consents to the appointment as the initial registered agent for Euro Industries Ltd.

                                        /s/ Patricia Moore
                                        -----------------------
                                        Initial Registered Agent














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